UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

NUVVE HOLDING CORP.
(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NUVVE HOLDING CORP.
2488 Historic Decatur Road, Ste 230
San Diego, California 92106

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD AT 1:00 P.M. EASTERN TIME ON JUNE 9, 2026

To the Stockholders of Nuvve Holding Corp.:

We cordially invite you to attend the Special Meeting of Stockholders (the “Special Meeting”) of Nuvve Holding Corp., a Delaware corporation (the “Company”, “Nuvve”, “we” or “us”), to be held on June 9, 2026 at 1:00 p.m. Eastern Time via live audio webcast at www.virtualshareholdermeeting.com/NVVE2026SM, where you will be able to listen to the meeting live, submit questions and vote online. Please see the “Questions and Answers about These Proxy Materials and Voting” in the accompanying Proxy Statement for more details.

The Special Meeting is being held for the following purposes:

1.	To approve an amendment to the Company’s Certificate of Incorporation, and authorize the Company’s Board of Directors (the “Board”), to effect a reverse stock split of the Company’s issued and outstanding Common Stock, par value $0.0001 per share, within a range from 1-for-2 to 1-for-40, with the exact ratio of the reverse stock split to be determined by the Board;

2.

To approve, for purposes of Nasdaq Listing Rule 5635, the issuance of 19.99% or more of the Company’s outstanding shares of Common Stock in connection with the Omnia Venture Agreements, including the shares issuable upon conversion of shares of Series B Preferred Stock;

3.	To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies; and

4.	To transact any other business as may properly come before the Special Meeting or any postponements or adjournment thereof.

The Board has fixed the close of business on April 17, 2026, as the record date for the determination of stockholders who will be entitled to notice of and to vote at the Special Meeting (the “Record Date”). Further information regarding voting rights and the matters to be voted upon at the Special Meeting is presented in the accompanying Proxy Statement. A list of stockholders of record will be available at the Special Meeting and, during the 10 days prior to the Special Meeting, at our principal executive offices located at 2488 Historic Decatur Road, Suite 230, San Diego, California 92106.

The Special Meeting will be held entirely online in a virtual meeting format only, with no physical in-person meeting, to allow greater participation. Stockholders attending the Special Meeting virtually will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate in the Special Meeting, where you will be able to listen to the meeting live, submit questions and vote. Stockholders may participate in the Special Meeting by visiting the following website: www.virtualshareholdermeeting.com/NVVE2026SM. To participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. We recommend that you log in a few minutes before the Special Meeting to ensure you are logged in when the Special Meeting starts.

YOUR VOTE IS IMPORTANT. We urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by telephone or the Internet, please refer to your proxy card or voting instructions. Returning the proxy or voting instructions does not deprive you of your right to virtually attend the Special Meeting and to vote your shares during the Special Meeting.

By Order of the Board of Directors

/s/ Jon M. Montgomery
Jon M. Montgomery
Chairperson of the Board

May 29, 2026
San Diego, California

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SPECIAL MEETING TO BE HELD ON JUNE 9, 2026:
THE PROXY STATEMENT AND FORM OF PROXY CARD ARE ALSO AVAILABLE ONLINE AT: www.proxyvote.com.

i

NUVVE HOLDING CORP.
2488 Historic Decatur Road, Suite 230
San Diego, California 92106

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD AT 1:00 P.M. EASTERN TIME ON JUNE 9, 2026

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by our board of directors (the “Board”) for use at the Special Meeting of Stockholders (the “Special Meeting”) of Nuvve Holding Corporation, a Delaware corporation (the “Company”, “Nuvve”, “we” or “us”), and any postponements or adjournments thereof. The Special Meeting will be held on Monday, June 9, 2026 at 1:00 p.m. Eastern Time, via live audio webcast at www.virtualshareholdermeeting.com/NVVE2026SM, where you will be able to listen to the meeting live, submit questions and vote online.

The information provided under “Questions and Answers About These Proxy Materials and Voting” below is for your convenience only. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 9, 2026

We anticipate that this Proxy Statement, the Notice of Special Meeting of Stockholders and form of proxy card will be mailed to our stockholders commencing on or about May 29, 2026.

We are using the “Full Set Delivery” method of providing proxy materials to stockholders. Because we have elected to utilize the “Full Set Delivery” option, we are delivering to all stockholders of record paper copies of the Proxy Statement and form of proxy card, as well as providing access to those proxy materials on a publicly accessible website. The Proxy Statement, form of proxy card, and the other Special Meeting materials are available on the internet at www.proxyvote.com.

Additionally, you can find a copy of our Proxy Statement and form of proxy card, on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at https://nuvve.com/. You may also obtain additional printed copy of the Proxy Statement, free of charge, from us by sending a written request to: Corporate Secretary, Nuvve Holding Corp., 2488 Historic Decatur Road, Suite 230, San Diego, California 92106.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Q:	What matters am I voting on?

A:	You will be voting on:

●	Proposal 1: To approve an amendment to the Company’s Certificate of Incorporation, and authorize the Company’s Board of Directors (the “Board”), to effect a reverse stock split of the Company’s issued and outstanding Common Stock, par value $0.0001 per share, within a range from 1-for-2 to 1-for-40, with the exact ratio of the reverse stock split to be determined by the Board;

●

Proposal 2: To approve, for purposes of Nasdaq Listing Rule 5635, the issuance of 19.99% or more of the Company’s outstanding shares of Common Stock in connection with the Omnia Venture Agreements, including the shares issuable upon conversion of shares of Series B Preferred Stock.

●	Proposal 3: To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies; and

●	any other business as may properly come before the Special Meeting.

Q:	How does the Board recommend I vote on these proposals?

A:	Our Board recommends a vote:

●	“FOR” the Reverse Stock Split Proposal;

●	“FOR” the Omnia Issuance Proposal; and

●	“FOR” the Adjournment Proposal.

Q:	When is the Special Meeting and where will it be held?

A:

The Special Meeting will be held on June 9, 2026, at 1:00 p.m. Eastern Time, via live audio webcast at www.virtualshareholdermeeting.com/NVVE2026SM, where you will be able to listen to the meeting live, submit questions and vote online.

Q:	What do I need to do to attend the Special Meeting?

A:	You will be able to attend the Special Meeting, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/NVVE2026SM. To participate in the Special Meeting, you will need the control number included on your proxy card or voting instruction form, as applicable. The Special Meeting webcast will begin promptly at 1:00 p.m. Eastern Time. We encourage you to access the Special Meeting prior to the start time. Online check-in will begin at 12:45 p.m. Eastern Time, and you should allow ample time for the check-in procedures.

●	We will have technicians ready to assist you with any technical difficulties you may have accessing the Special Meeting. If you encounter any difficulties accessing the virtual-only Special Meeting platform, including any difficulties with your control number or submitting questions, you may call the technical support number that will be posted on the Special Meeting log-in page.

●	Stockholders will have the opportunity to submit questions during the Special Meeting by following the instructions on the virtual-only Special Meeting platform. Following the presentation of all proposals at the Special Meeting, we will answer as many stockholder-submitted questions as time permits.

Q:	Who is entitled to vote?

A:	Only holders of record of our common stock, par value $0.0001 per share, (the “Common Stock”) at the close of business on April 17, 2026 (the “Record Date”) will be entitled to notice of, and to vote at, the Special Meeting. As of the close of business on the Record Date, 9,443,689 shares of Common Stock were issued and outstanding. Every stockholder is entitled to one vote for each share of Common Stock held on the Record Date.

●	Registered Stockholders. If our shares of Common Stock are registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, you are considered the stockholder of record with respect to those shares, and the Notice or a printed set of the proxy materials was provided to you directly by us. As the stockholder of record, you have the right to grant your proxy directly to the individuals listed on the proxy card or to virtually vote live during the Special Meeting. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”

●	Street Name Stockholders. If our shares of Common Stock are held on your behalf by a broker, bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the set of the proxy materials was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares.

Q:	How do I vote?

A:	If you are a stockholder of record, there are four ways to vote:

●	by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 7, 2026 (have your proxy card in hand when you visit the website);

●	by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on June 7, 2026 (have your proxy card in hand when you call);

●	by completing the enclosed proxy card and returning it in the pre-addressed, postage paid envelope provided to you (if you received printed proxy materials); or

●	by attending the virtual meeting by visiting www.virtualshareholdermeeting.com/NVVE2026SM, where you may vote and submit questions during the meeting. Please have your control number located on your proxy card in hand when you visit the website.

If you hold your shares in street name through a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may submit your voting instructions by completing, dating and signing the voting instruction form that was included with this Proxy Statement and promptly returning it in the pre-addressed, postage paid envelope provided to you.

Q:	How may my brokerage firm vote my shares if I fail to provide timely directions?

A:	Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by New York Stock Exchange, which means that they can submit a proxy or cast a ballot on behalf of stockholders who do not provide a specific voting instruction. Brokers and banks are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this Proxy Statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to ensure that your shares are present and voted at the Special Meeting on all matters and if you wish to direct the voting of your shares on “routine” matters.

When there is at least one “routine” matter to be considered at a meeting, a broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the “non-routine” matter being considered and has not received instructions from the beneficial owner.

The approval of Proposal 1 (the Reverse Stock Split Proposal), Proposal 2 (the Omnia Issuance Proposal) and Proposal 3 (the Adjournment Proposal) are generally not considered to be “routine” matters and banks or brokers are not permitted to vote on these matters if the bank or broker has not received instructions from the beneficial owner.

Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares for the Reverse Stock Split Proposal, the Omnia Issuance Proposal and the Adjournment Proposal. If such proposals are deemed to be “routine,” a bank or broker may be able to vote on the Reverse Stock Split Proposal, the Omnia Issuance Proposal and the Adjournment Proposal even if it does not receive instructions from you, so long as it holds your shares in its name.

Q:	How will voting on any other business be conducted?

A:	We are not aware of any business to be brought before the stockholders at the Special Meeting other than as described in this Proxy Statement. However, if any other business is properly presented for stockholder consideration, your signed proxy card gives authority to Gregory Poilasne and David Robson to vote on those matters in their discretion.

Q:	What constitutes a quorum?

A:	Stockholders may not take action during the Special Meeting unless there is a quorum present at the meeting. A meeting of stockholders is duly constituted, and a quorum is present, if, at the commencement of the meeting, there are present in person or by proxy holders representing one-third of the capital stock issued and outstanding and entitled to vote thereat. Abstentions, withheld and broker non-votes (as described above) will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

Q:	How many votes are needed for approval of each proposal presented in this Proxy Statement?

A:	Assuming a quorum is present at the Special Meeting:

●	Proposal 1 (Reverse Stock Split Proposal): The affirmative vote of a majority of the issued and outstanding shares of Common Stock present or represented by proxy and entitled to vote at the Special Meeting and entitled to vote on the proposal is required to approve the Reverse Stock Split Proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal. If this proposal is deemed to be “routine,” no broker non-votes will occur on this proposal.

●	Proposal 2 (Omnia Issuance Proposal): The affirmative vote of a majority of the issued and outstanding shares of Common Stock present or represented by proxy and entitled to vote at the Special Meeting and entitled to vote on the proposal is required to approve the Omnia Issuance Proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal. If this proposal is deemed to be “routine,” no broker non-votes will occur on this proposal.

●	Proposal 3 (Adjournment Proposal): The affirmative vote of a majority of the issued and outstanding shares of Common Stock present or represented by proxy and entitled to vote at the Special Meeting and entitled to vote on the proposal is required to approve the Adjournment Proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal. If this proposal is deemed to be “routine,” no broker non-votes will occur on this proposal.

Under the General Corporation Law of the State of Delaware (the “DGCL”), holders of the Common Stock will not have any dissenters’ rights or appraisal in connection with any of the matters to be voted on at the Special Meeting.

Q:	Can I change my vote?

A:	Yes. If you are a stockholder of record, you can change your vote or revoke your proxy by:

●	entering a new vote by Internet or by telephone until 11:59 p.m. Eastern Time on June 7, 2026;

●	completing and returning a later-dated proxy card at any time before the Special Meeting; and

●	by virtually attending and voting at the Special Meeting.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

Q:	How are my shares voted if I submit a proxy but do not specify how I want to vote?

A:	If you are a stockholder of record and you submit a properly executed proxy card or complete the telephone or Internet voting procedures but do not specify how you want to vote, your shares will be voted: (1) “FOR” the Reverse Stock Split Proposal; (2) “FOR” the Omnia Issuance Proposal; (3) “FOR” the Adjournment Proposal; and (4) in the discretion of the persons named as proxies on all other matters that may be brought before the Special Meeting.

Q:	Who will count the vote?

A:	A representative of Broadridge Financial Services, Inc., an independent tabulator, will count the vote and act as the inspector of elections.

Q:	Who will pay for this proxy solicitation?

A:	We will pay all the costs of soliciting these proxies, except for costs associated with individual stockholder use of the Internet and telephone. In addition to mailing proxy solicitation material, our directors and employees may solicit proxies in person, by telephone or by other electronic means of communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Q:	Where can I find the voting results of the Special Meeting?

A:	We will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a current report on Form 8-K that we will file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the Special Meeting, we will file a current report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the current report on Form 8-K as soon as they become available.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:	We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the proxy materials, such stockholder may contact via e-mail at sendmaterial@proxyvote.com.

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

Q:	Will my holdings in the Company be diluted as a result of the Omnia Issuance?

A:	Yes. As a result of the consummation of the Omnia Venture Agreements (as defined below) and effective upon the accomplishment of all contractual conditions and Milestones (as defined below) as provided for in the Omnia Venture Agreements, we will issue to the Omnia Entities (as defined below) and their affiliates (i) 814,532 shares of our Common Stock, equal to approximately 19.9% of our common stock outstanding as of March 6, 2026 and (ii) up to $120,000,000 in stated value of Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) which may be converted into our Common Stock at a conversion price of $1.25.

Q:	Will approval of the Omnia Issuance Proposal result in a Change of Control?

A:	Yes. As a result of the consummation of the Omnia Venture Agreements and effective upon the accomplishment of all contractual conditions and Milestones as provided for in the Omnia Venture Agreements, the Company will experience a change of control, with Omnia and its affiliates owning Series B Preferred Stock (as defined below) which upon conversion will represent at least a majority of the voting power of the Company’s common stock after giving effect to the Omnia Venture Agreements. As a result, among other things, the Omnia Entities and their affiliates will have the ability to approve any matter submitted to our stockholders where a simple majority vote is required to obtain stockholder approval, whether such action is sought through a special or annual meeting or through written consent. Additionally, the Omnia Entities and their affiliates will own and control enough shares to elect our directors at annual meetings.

Q:	Is stockholder approval the only condition to the Omnia Issuance?

A:	No. The Omnia Issuance is conditioned upon both (1) approval by our stockholders and (2) contractual conditions and Milestones which Omnia must achieve prior to the issuance of consideration that relates to each Milestone. We generally have no control over whether Omnia will meet the contractual conditions and Milestones. Although not expected at this time, if there is a disagreement over the achievement of a Milestone we may be required to engage in litigation to require Omnia to continue its obligations under the Omnia Venture Agreements and such litigation may not be successful.

Q:	Did the Board of Directors request or receive a fairness opinion in connection with the Omnia Venture Agreements?

A:	No. Our Board of Directors did not request a fairness opinion as to whether the Omnia Venture Agreements were fair to the Company from a financial point of view. For a discussion of our Board of Director’s consideration of a fairness opinion, please read “No Fairness Opinion” beginning on page 15 of this Proxy Statement.

PROPOSAL 1

THE REVERSE STOCK SPLIT PROPOSAL

On May 8, 2026, the Board adopted a resolution approving, and recommending that the Company’s stockholders approve, this proposal to grant the Board the authority to file an amendment (the “Reverse Split Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”), to effect a reverse stock split (the “Reverse Stock Split”) at any ratio at the Board’s discretion, from 1-for-2 to 1-for-40, in order to comply with The Nasdaq Stock Market LLC (“Nasdaq”) minimum bid price requirements, pursuant to the proposed Reverse Split Amendment, the form of which is attached to this proxy statement as Appendix A.

Purposes and Effect of the Reverse Split Amendment

The Board has determined that it is in the best interests of the Company and our stockholders to implement the Reverse Stock Split in order to reduce the number of shares of Common Stock outstanding. The Board believes that approval of a proposal providing the Board with this generalized grant of authority with respect to setting the split ratio, rather than mere approval of a pre-defined reverse stock split, will give the Board flexibility to set the ratio in accordance with current market conditions and therefore allow the Board to act in the best interests of the Company and our stockholders. The Board intends to implement the Reverse Stock Split as soon as practicable if approved at the Special Meeting. The Reverse Stock Split proposal is not part of a going-private transaction.

The Reverse Stock Split is intended to provide the capital structure that may facilitate further potential business and financing transactions and also increase the trading price of the Company’s Common Stock and provide us with greater liquidity and a stronger investor base.

Our Common Stock is listed on the Nasdaq Capital Market. On April 20, 2026, we received a notification letter (the “Nasdaq Notification”) from the Listing Qualifications Department of Nasdaq indicating that we failed to comply with the minimum bid price requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2). Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Normally, Nasdaq Notification would have provided that we had 180 calendar days from the date of the notification, or until October 17, 2026, to regain compliance. However, as indicated in the Nasdaq Notification, and pursuant to Listing Rule 5810(c)(3)(A)(iv), we are not eligible for any compliance period specified in Rule 5810(c)(3)(A) due to the fact that we have effected a reverse stock split over the prior one-year period and have effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one. This is because on September 17, 2024, we effected a 1-for-10 reverse stock split. Subsequently, on December 15, 2025, we effected a 1-for-40 reverse stock split making the cumulative reverse stock split ratio 1-for-400 within the last two years. We formally appealed the delisting determination set forth in the Nasdaq Notification, and we went before the Nasdaq Hearings Panel (the “Panel”) to defend our appeal. We expect to receive a determination from the Panel in the near future.

If at any time after the proposed Special Meeting, and the proposed reverse split is effected, the closing bid price of our Common Stock is at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide the Company written confirmation of compliance. The Nasdaq staff may, in its discretion, require the Company to maintain a bid price of at least $1.00 per share for a period in excess of 10 consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance. If compliance cannot be demonstrated by the set date, Nasdaq will provide written notification that our securities will be delisted.

The Reverse Stock Split would decrease the total number of shares of our Common Stock outstanding and should, absent other factors, proportionately increase the market price of our Common Stock, which would be above $1.00 per share. Therefore, the Board believes that the Reverse Stock Split is an effective means for us to regain compliance with Nasdaq’s minimum bid price requirement.

After the Reverse Stock Split is effected, if at all, we will continue to be subject to the periodic reporting requirements of the Exchange Act. By itself, the Reverse Stock Split will not have any impact on the market in which our common stock is traded; however, our common stock would be identified with a new CUSIP number following any Reverse Stock Split.

Certain Risks Associated with the Reverse Stock Split

The effect of the Reverse Stock Split upon the market price for our Common Stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. In particular, while we expect that the Reverse Stock Split will result in an increase in the per share price of our Common Stock, there is no assurance that the price per share of our Common Stock after the Reverse Stock Split is implemented will be two, ten, fifteen, twenty, thirty or forty times, as applicable, the price per share of our Common Stock immediately prior to the Reverse Stock Split. Furthermore, there can be no assurance that the market price of our Common Stock immediately after the Reverse Stock Split will be maintained for any period of time. This will depend on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding.

Even if an increased share price can be maintained, the Reverse Stock Split may not achieve the other desired results which have been outlined above. In particular, we cannot assure you that the Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with the initial and continued listing requirements of Nasdaq or any other national securities exchange. Moreover, because some investors may view a reverse stock split negatively, there can be no assurance that the Reverse Split Amendment will not adversely impact the market price of our Common Stock or, alternatively, that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

In addition, although we believe the Reverse Stock Split may enhance the desirability of our Common Stock to certain potential investors, we cannot assure you that, if implemented, our Common Stock will be more attractive to institutional and other long-term investors or that the liquidity of our Common Stock will increase since there would be a reduced number of shares outstanding after the Reverse Stock Split.

Stockholders should recognize that if the Reverse Stock Split is effected, they will own a smaller number of shares than they currently own (a number equal to the number of shares owned immediately prior to the Reverse Stock Split divided by two, ten, fifteen, twenty, thirty, or forty, as applicable). Therefore, if the Reverse Stock Split is implemented, some stockholders may consequently own less than one hundred shares of our Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the Reverse Stock Split may be required to pay modestly higher transaction costs should they then determine to sell their shares in the Company.

However, the Board has determined that these negative factors are outweighed by the potential benefits.

Mechanics of the Reverse Stock Split

No Fractional Shares

Stockholders will not receive fractional shares of Common Stock in connection with the Reverse Stock Split. Instead, stockholders who would have been entitled to a fractional share will receive such additional fraction of a share of Common Stock as is necessary to increase the fractional share to which they were entitled to a full share.

Effect on Stock Options and Warrants

●	The per share exercise price of any outstanding stock options would be increased proportionately, and the number of shares issuable under outstanding stock options and all other outstanding equity-based awards would be reduced proportionately;

●	The number of shares of Common Stock authorized for future issuance under our stock incentive plans would not be impacted by the Reverse Split; and

●	The exercise, exchange or conversion price of all other outstanding securities that are exercisable or exchangeable for or convertible into shares of our Common Stock would be proportionately adjusted and the number of shares of Common Stock issuable upon such exercise, exchange or conversion would be proportionately adjusted.

The table below provides examples of a Reverse Stock Split at various ratios between 1-for-2 and 1-for-40:

Shares Outstanding as of April 17, 2026	Reverse Stock Split Ratio	Shares Outstanding After Reverse Stock Split	Reduction in Shares Outstanding
9,443,689	1-for-2	4,721,845	4,721,844
9,443,689	1-for-10	944,369	8,499,320
9,443,689	1-for-15	629,580	8,814,109
9,443,689	1-for-20	472,185	8,971,504
9,443,689	1-for-30	314,790	9,128,899
9,443,689	1-for-40	236,093	9,207,596

The Reverse Stock Split will affect all holders of the Company’s Common Stock uniformly and will not change the proportionate equity interests of such stockholders, nor will the respective voting rights and other rights of holders of the Company’s Common Stock be altered, except for possible changes due to the treatment of fractional shares resulting from the Reverse Stock Split.

The Reverse Stock Split will not affect total stockholders’ equity on the Company’s balance sheet. As a result of the Reverse Stock Split, the stated capital component attributable to the Company’s Common Stock will be reduced to an amount equal to one-half to one-fortieth of its present amount, in accordance with the range selected by the Board, and the additional paid-in capital component will be increased by the amount by which the Common Stock is reduced. Amounts for earnings (loss) per share of Common Stock will be restated for the effects of the Reverse Stock Split and will be higher than the previously disclosed amounts because there will be fewer shares of the Common Stock outstanding.

Authorized Shares of Common Stock

Because the number of authorized shares of Common Stock will not be reduced proportionately, the Reverse Stock Split will increase the ability of the Board to issue authorized and unissued shares without further stockholder action. We currently do not have any plans, arrangements or understandings to issue any of the authorized but unissued shares that would become available as a result of the Reverse Stock Split, other than those shares that may be issued pursuant to the Omnia Issuance Proposal. However, as we have previously disclosed in our filings with the SEC, the development of our business will require substantial additional capital, and continued operations depend on our ability to raise additional funding, which could occur through fundraising transactions that involve issuance of shares of Common Stock or securities convertible into or exercisable for Common Stock; depending on several factors including the number of shares that are issued or issuable in any such transaction, such shares could include authorized but unissued shares that would become available as a result of the Reverse Stock Split.

Board Discretion to Effect the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders, the Board will have the discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split at all. The Board currently intends to effect the Reverse Stock Split. If the trading price of our Common Stock increases without effecting the Reverse Stock Split, the Reverse Stock Split may not be necessary. Following the Reverse Stock Split, if implemented, there can be no assurance that the market price of our Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the market price of the post-split Common Stock can be maintained above $1.00. There also can be no assurance that our Common Stock will not be delisted from Nasdaq for other reasons.

If our stockholders approve the Reverse Stock Split Proposal at the Special Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Reverse Stock Split is in the best interests of the Company and our stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to the one-year anniversary date of the Special Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split Amendment will be abandoned.

The market price of our Common Stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the reduced number of shares that will be outstanding after the Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our Common Stock.

We have not proposed the Reverse Stock Split in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders. Notwithstanding the decrease in the number of outstanding shares of Common Stock following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Appraisal Rights

Under the DGCL, stockholders will not be entitled to exercise appraisal rights in connection with the Reverse Stock Split, and the Company will not independently provide stockholders with any such right.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any interest that differs from our stockholders with regard to the treatment of any securities of the Company that they own in the event that the Reverse Stock Split is effected.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split generally applicable to beneficial holders of shares of the Common Stock and does not purport to be a complete discussion of all possible tax consequences. This discussion does not address all U.S. federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders who are subject to special rules such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, holders subject to the alternative minimum tax, regulated investment companies or real estate investment trusts, partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members), traders in securities who elect to use a mark-to-market method of accounting for their securities holdings, persons holding Common Stock as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction; persons who acquire shares of Common Stock in connection with employment or other performance of services; persons who hold Common Stock as qualified small business stock within the meaning of Section 1202 of the Code, U.S. expatriates and foreign stockholders. The following summary is based on the provisions of the Internal Revenue Code (the “Code”), applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult his, her or its own tax advisor as to the particular facts and circumstances that may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Reverse Stock Split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the United States federal income tax consequences of the Reverse Stock Split and there can be no assurance the IRS will not challenge the statements and conclusions set forth in this discussion or that a court would not sustain any such challenge. EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

The federal income tax consequences of the Reverse Stock Split to a stockholder may depend upon whether such stockholder receives solely a reduced number of shares of Common Stock in exchange for its old shares of Common Stock or whether such stockholder also receives an additional fraction of a share of Common Stock (a “Round-Up Fractional Share”) as is necessary to increase the fractional share the shareholder would have received to a full share.

The Company believes that the Reverse Stock Split should constitute a recapitalization pursuant to Section 368(a)(1)(E) of the Code.

Subject to the discussion below addressing the receipt by certain shareholders of a Round-Up Fractional Share, a stockholder should not recognize gain or loss for federal income tax purposes as a result the Reverse Stock Split. In the aggregate, such stockholder’s basis in the reduced number of shares of Common Stock (aside from any Round-Up Fractional Share) should equal the stockholder’s basis in its old shares of Common Stock and such stockholder’s holding period in the reduced number of shares should include its holding period in its old shares exchanged therefore.

The federal income tax treatment to stockholders who receive a Round-Up Fractional Share is unclear. The IRS may take the position that the receipt of an additional portion of a share results in a taxable distribution (i.e., a dividend to the extent of earnings and profits, otherwise a return of basis then capital gain), or it may take the position that no income or gain is recognized as the rounding is incidental to the tax-free recapitalization. Any income or gain recognized should not exceed the excess of the fair market value of such full share over the fair market value of the fractional share to which such stockholder was otherwise entitled. Stockholders are urged to consult their own tax advisors as to the possible tax consequences of receiving a Round-Up Fractional Share in the Reverse Stock Split.

The Company should not recognize any gain or loss as a result of the Reverse Stock Split.

The above discussion is solely written in connection with the proposed Reverse Stock Split and is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. federal tax penalties.

Additional Information

The information set forth in this Proposal is qualified in its entirety by reference to the full text of the form of the Reverse Split Amendment attached to this proxy statement as Appendix A. Stockholders are urged to carefully read this document.

Required Vote; Board of Directors Recommendation

The approval of the Reverse Stock Split Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock present or represented by proxy and entitled to vote at the Special Meeting. You may vote “For” or “Against” or “Abstain” from this proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL 2
THE OMNIA ISSUANCE PROPOSAL

Proposal No. 2 is asking stockholders to approve the issuance of shares of 19.99% or more of our outstanding shares of Common Stock in connection with the Omnia Venture Agreements, including the shares issuable upon conversion of shares of Series B Preferred Stock, to the extent such conversion or issuance would result in the aggregate number of shares of Common Stock issued pursuant to the Omnia Venture Agreements (as defined below) to exceed 818,625 (the “Exchange Cap”). Stockholder approval for purposes of Nasdaq Listing Rule 5635 is required to permit such issuances and conversions in excess of the Exchange Cap.

Background

Omnia Venture Agreements

On March 6, 2026, we entered into a cooperation agreement (the “Cooperation Agreement”) between and among the Company, Oelion AB, a company organized under the laws of Sweden (“Oelion”), and OMNIA Group Holdings AG, a company organized under the laws of Switzerland (“Omnia” and together with Oelion, the “Omnia Entities”). Concurrently with entry into the Cooperation Agreement the Company, Oelion and Omnia also entered into (i) a service agreement for engineering and managerial consulting services (the “Managerial Services Agreement”) and (ii) an aggregation service agreement for battery energy storage system (BESS) (the “Aggregation Service Agreement” and together with the Cooperation Agreement and the Managerial Services Agreement, the “Omnia Venture Agreements”).

Pursuant to the Omnia Venture Agreements, the Company has acquired (i) an option regarding an assignment of a 50 MW battery energy storage system (BESS) project located at Marviken, Sweden (the “Envisaged Project”) and to obtain an interconnection agreement with the relevant grid operator regarding the interconnection of the Envisaged Project to the electricity grid (the “Interconnection Assignment”), (ii) an option regarding an assignment of the land lease (the “Lease Assignment”) of the site of the Envisaged Project, and (iii) a right of first refusal and an exclusive right to provide energy aggregation services as well as engineering and managerial consulting services to any new project of Omnia and its affiliates in Europe. Pursuant to the Managerial Services Agreement, the Company will provide its technology and expertise in management of advanced energy storage and grid modernization solutions and will receive payments from Omnia in the first year of approximately $1,345,389 and with a continuing term of twenty years, subject to customary termination provisions.

In consideration for this, the Company has agreed to issue, subject to the accomplishment of various contractual conditions and operational milestones (the “Milestones”), 814,532 shares of Nuvve’s Common Stock (the “Common Stock Consideration”), which is equivalent to approximately 19.9% of Nuvve’s outstanding Common Stock as of the date of execution of the Cooperation Agreement representing an aggregate value of approximately $1,018,165 as of the close of trading on March 5, 2026, and, subject to the Stockholder Approval (as defined below) and the accomplishment of the Milestones, shares of Series B Preferred Stock of Nuvve (the “Preferred Stock Consideration” and together with the Common Stock Consideration, the “Omnia Issuance”).

Pursuant to the Cooperation Agreement, we agreed to hold this Special Meeting for the purposes of obtaining such stockholder approval under the applicable rules and regulations of Nasdaq to approve the issuance of shares of Common Stock, including pursuant to the conversion of any shares of Series B Preferred Stock issued under the Omnia Venture Agreements in excess of 19.99% of the issued and outstanding Common Stock on the date of the Omnia Venture Agreements (the “Stockholder Approval”).

Copies of the Cooperation Agreement, Aggregation Service Agreement and Managerial Services Agreement, are filed as Exhibits 10.1, 10.2, 10.3, respectively, to our Current Report on Form 8-K that we filed with the SEC on March 6, 2026.

Series B Preferred Stock

The terms of the Series B Preferred Stock are as set forth in the form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designation”) attached to this proxy statement as Appendix B, which we have agreed to file subsequent to the Stockholder Approval. Capitalized terms used in this section without definition shall have the respective meanings given to them in the Certificate of Designation.

Ranking. The Series B Preferred Stock ranks as to payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation, whether voluntary or involuntary (i) senior to the Common Stock and all other Common Stock Equivalents of the Company other than those securities which are explicitly senior or pari passu to the Series B Preferred Stock; (ii) junior to the Series A Convertible Preferred Stock of the Company, par value $0.0001 per share; (iii) on parity with any other class or series of preferred stock of the Company hereafter created specifically ranking, by its terms, on parity with the Series B Preferred Stock; and (iv) junior to any other class or series of preferred stock or other capital stock of the Company hereafter created specifically ranking, by its terms, senior to the Series B Preferred Stock.

Dividends. The Series B Preferred Stock has no dividend attached.

Conversion. Any holder of Series B Preferred Stock shall have the right by written election to the Company to convert all or any portion of the outstanding shares of Series B Preferred Stock held by such holder along with the aggregate accrued or accumulated and unpaid dividends thereon into an aggregate number of shares of Common Stock as is determined by (i) multiplying the number of shares of Series B Preferred Stock to be converted by the Stated Value thereof, and then (ii) dividing the result by the Conversion Price in effect immediately prior to such conversion. The conversion price for the Series B Preferred Stock shall equal $1.25 (subject to adjustment for stock dividends paid in our Common Stock, forward and reverse stock splits, recapitalizations and the like).

Voting Rights. Except as otherwise required by law, the Series B Preferred Stock shall have no voting rights.

Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders will be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under the Certificate of Designation, for each share of Series B Preferred Stock before any distribution or payment shall be made to the holders of any securities junior to the Series B Preferred Stock, and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders will be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Reason for Seeking Stockholder Approval

Nasdaq Listing Rule 5635(a) requires stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company (1) where, due to the present or potential issuance of common stock, including shares issued pursuant to an earn-out provision or similar type of provision, or securities convertible into or exercisable for common stock, other than a public offering for cash: (A) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities; or (2) any director, officer or Substantial Shareholder (as defined by Nasdaq Listing Rule 5635(e)(3)) of the company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.

Nasdaq Listing Rule 5635(b) requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the company.

Nasdaq Listing Rule 5635(d) requires stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities (the “Minimum Price”). The potential issuance of the shares of Common Stock underlying the Series B Preferred Stock, does not constitute a public offering under the Nasdaq Listing Rules.

Immediately prior to the execution of the Omnia Venture Agreements, we had 4,093,126 shares of Common Stock issued and outstanding. The Common Stock Consideration and the Preferred Stock Consideration may be aggregated together for purposes of calculations under Nasdaq Listing Rule 5635. Therefore, the potential issuance of the shares of Common Stock underlying any Series B Preferred Stock, together with the Common Stock Consideration, may constitute greater than 20% of the shares of Common Stock outstanding prior to giving effect to the Omnia Venture Agreements, at prices below the Minimum Price. We are seeking stockholder approval under Nasdaq Listing Rules 5635(a), 5635(b) and 5635(d) for the sale, issuance or potential issuance by us of our Common Stock (or securities convertible into our Common Stock) in excess of 818,625 shares, which is 20% of the shares of Common Stock outstanding on the original date of entry into the Omnia Venture Agreements. Effectively, stockholder approval of this Omnia Issuance Proposal is one of the conditions for us to receive (i) an option regarding an assignment of the Envisaged Project and to obtain the Interconnection Assignment, (ii) an option regarding a Lease Assignment of the site of the Envisaged Project, and (iii) a right of first refusal and an exclusive right to provide energy aggregation services as well as engineering and managerial consulting services to any new project of Omnia and its affiliates in Europe, including payments from Omnia, pursuant to the Managerial Services Agreement, in the first year of approximately $1,345,389 and with a continuing term of twenty years, subject to customary termination provisions.

We generally have no control over whether Omnia will meet the Milestones. As an example, one of the Milestones is conditioned upon the execution of the Lease Assignment and Interconnection Assignment. However, there are several requirements under local law that must occur before the Lease Assignment and Interconnection Assignment may successfully occur. These requirements include: (i) receiving explicit written consent of the assignment from the landlord, (ii) completing due diligence regarding the property, (iii) reviewing market terms covering the lease such that it remains enforceable in the event of the landlord’s bankruptcy, (iv) lifting of a joint security interest on the property or confirmation that Nuvve may satisfy such security by compliance with the lease terms, and (v) receiving explicit written consent from Vattenfall AB, a Swedish power company, providing the Interconnection Assignment. Although not expected at this time, if there is a disagreement over the achievement of a Milestone we may be required to engage in litigation to require Omnia to continue its obligations under the Omnia Venture Agreements and such litigation may not be successful. For this reason, we are unable to accurately forecast or predict with any certainty the total amount of shares of Common Stock that may be issued pursuant to the Milestones and the Omnia Venture Agreements. Given the current circumstances, we believe it is likely we will be required to issue more than 20% of our outstanding shares of Common Stock to Omnia holders under the terms of the Omnia Venture Agreements. Therefore, we are seeking stockholder approval under this proposal to issue more than 20% of our outstanding shares of Common Stock upon issuance of the Common Stock underlying the Series B Preferred Stock.

Effect of Approval

If Proposal No. 2 is approved, (i) we will proceed with the issuance of the Preferred Stock Consideration, subject to satisfaction of the contractual conditions and achievement of the Milestones set forth in the Omnia Venture Agreements, and (ii) all shares of Series B Preferred Stock to be held by Omnia and its affiliates will, at the election of Omnia and its affiliates, be convertible into shares of Common Stock.

The issuance of the shares of Common Stock upon the conversion of the Series B Preferred Stock will not affect the rights of the holders of outstanding shares of Common Stock, but such issuances will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders.

No assurance can be given that any shares of Common Stock will be issued upon conversion of the Series B Preferred Stock, or that additional shares of Common Stock will not be issued in the event that the number of shares of Common Stock issuable upon the conversion of the Series B Preferred Stock does not increase pursuant to the terms of such Series B Preferred Stock.

Future issuances of shares of Common Stock upon the conversion of the Series B Preferred Stock, may cause a significant reduction in the percentage interests of our current stockholders in the voting power, any liquidation value, our book and market value, and in any future earnings. Further, the issuance or resale of Common Stock issued pursuant to the Series B Preferred Stock could cause the market price of our Common Stock to decline. In addition to the foregoing, the increase in the number of issued shares of Common Stock in connection with the Omnia Venture Agreements may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of us. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

Consequences if Stockholder Approval Is Not Obtained

If our stockholders do not approve Proposal No. 2 at the Special Meeting, the issuance of the Preferred Stock Consideration will not occur and Omnia may choose not to continue its obligations under the Omnia Venture Agreements. As a result, we may be required to engage in litigation to require Omnia to continue its obligations under the Omnia Venture Agreements and such litigation may not be successful. Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent on our ability to engage in and maximize opportunities to provide our services in different geographies. If we are unsuccessful in expanding our services to different geographies, we would be required to curtail our plans to expand our manufacturing and sales capabilities and instead reduce operating expenses, dispose of assets, as well as seek extended terms on our obligations, the effect of which would adversely impact future operating results.

No Fairness Opinion

The Board of Directors did not request or receive a fairness opinion with respect to whether the Omnia Venture Agreements or the Omnia Issuance is fair to the Company from a financial point of view. Because of the absence of a fairness opinion, there can be no independent assurance from an expert that the Omnia Venture Agreements or the Omnia Issuance is fair from a financial point of view to the Company or our stockholders.

The Company estimates the cost of a fairness opinion would be at least an additional $50,000 and could take four to six weeks to obtain. The Board of Directors of the Company does not believe that obtaining such an opinion would be an appropriate use of corporate funds, considering the limited financial resources of the Company. Nevertheless, the Board of Directors of the Company believes that the Omnia Venture Agreements and the Omnia Issuance is fair from a financial point of view to the stockholders of the Company and in the best interests of the Company and our stockholders.

Additional Information

The information set forth in this Proposal  is qualified in its entirety by reference to the full text of the forms of the Cooperation Agreement, the Aggregation Service Agreement and the Managerial Services Agreement, attached as Exhibits 10.1, 10.2 and 10.3, respectively, to our Current Report on Form 8-K filed with the SEC on March 6, 2026 and the form of the Certificate of Designation attached to this proxy statement as Appendix B. Stockholders are urged to carefully read these documents.

Required Vote; Board of Directors Recommendation

The approval of the Omnia Issuance Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock present or represented by proxy and entitled to vote at the Special Meeting. You may vote “For” or “Against” or “Abstain” from this proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE OMNIA ISSUANCE PROPOSAL.

PROPOSAL 3
THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow us to adjourn the Special Meeting from time to time, to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal, the Omnia Issuance Proposal or to establish a quorum for the Special Meeting.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning the Special Meeting and any later adjournments. If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the aforementioned proposals or to establish a quorum.

Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against any of the proposals have been received, we could adjourn the Special Meeting without a vote on such proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of such proposal.

Required Vote; Board of Directors Recommendation

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock present or represented by proxy and entitled to vote at the Special Meeting. You may vote “For” or “Against” or “Abstain” from this proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of April 17, 2026, by:

●	each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock;

●	each of the Company’s executive officers and directors; and

●	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all the Common Stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares(2)
Directors and Executive Officers
Gregory Poilasne(3)	83,387	*
Ted Smith(4)	5,364	*
David Robson(5)	48,536	*
H. David Sherman	2,514	*
Jon M. Montgomery	2,511	*
Laura Huang	2,500	*
Brian Johnson	2,500	*
All directors and executive officers (7 individuals)	147,312	1.56%
5% Beneficial Holders
Bristol Investment Fund, Ltd. and affiliates(6)	943,428	9.99%
Five Narrow Lane LP(7)	943,428	9.99%
Rainforest Partners LLC(8)	943,428	9.99%
The Hewlett Fund LP(9)	943,428	9.99%

*	Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Nuvve Holding Corp., 2488 Historic Decatur Road, Suite 230, San Diego, California 92106.

(2)	The percentage of beneficial ownership is calculated based on 9,443,689 shares of Common Stock outstanding as of April 17, 2026.

(3)	The beneficial ownership of Mr. Poilasne includes 50,058 shares of Common Stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of April 17, 2026; and 63 shares of Common Stock issuable upon the exercise of outstanding and exercisable Series A Warrants held by Mr. Poilasne.

(4)	The beneficial ownership of Mr. Smith includes 5,043 shares of Common Stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of April 17, 2026.

(5)	The beneficial ownership of Mr. Robson includes 25,022 shares of the Common Stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of April 17, 2026.

(6)

Bristol Investment Fund, Ltd. (“BIF”) holds: (i) 750 shares of Common Stock issuable upon the exercise of outstanding and exercisable Series A Warrants (“Series A Warrants”); (ii) 750 shares of Common Stock issuable upon the exercise of outstanding and exercisable Series C Warrants (“Series C Warrants”); (iii) up to 3,952,855 shares of Common Stock issuable upon the exercise of the warrants issued in connection with our private placement in December 2025 (the “2025 Private Placement Warrants”); (iv) up to 586,772 shares of Common Stock issuable pursuant to the conversion of shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Shares”); and (v) up to 586,772 shares of Common Stock issuable upon the exercise of a warrant obtained in connection with the investor’s exercise of its additional investment right under the securities purchase agreement, dated as of November 14, 2025 (the “2025 AIR Warrant”). Bristol Capital, LLC (“Bristol Capital”) holds 37,500 shares of Common Stock issuable pursuant to the exercise of warrants issued in connection with a consulting agreement (the “Consulting Warrants”). The 2025 Private Placement Warrants, the Preferred Shares and the 2025 AIR Warrant are each subject to a beneficial ownership limitation of 9.99%, which such limitation restricts BIF from converting or exercising, as applicable, that portion of the Preferred Shares, 2025 Private Placement Warrants and 2025 AIR Warrants that would result in BIF and its affiliates owning, after conversion or exercise, as applicable, a number of shares of Common Stock in excess of the 9.99% beneficial ownership limitation. The Series A Warrants, the Series C Warrants and the Consulting Warrants are each subject to a beneficial ownership limitation of 4.99%, which such limitation restricts BIF from exercising that portion of the warrants that would result in BIF and its affiliates owning, after exercise, as applicable, a number of shares of Common Stock in excess of the 4.99% beneficial ownership limitation (a “4.99% Beneficial Ownership Limitation”). BIF is a privately held fund that invests primarily in publicly traded companies through the purchase of securities in private placement and/or open market transactions. Bristol Capital Advisors, LLC, an entity organized under the laws of the State of Delaware (“Bristol Capital Advisors”), is the investment advisor to BIF. Paul Kessler is manager of Bristol Capital Advisors and as such has voting and dispositive power over the securities held by BIF. Mr. Kessler, as manager of Bristol Capital, has voting and investment control over the securities held by Bristol Capital. The mailing address for BIF is c/o Bristol Capital Advisors, LLC, 1090 Center Drive, Park City, UT 84098. The address for Bristol Capital is 1090 Center Drive, Park City, UT 84098.

(7)

Five Narrow Lane LP beneficially owns: (i) 727,599 shares of Common Stock; (ii) up to 71,821 shares of Common Stock issuable pursuant to the conversion of outstanding convertible notes (the “Convertible Note”); (iii) up to 1,290,907 shares of Common Stock issuable upon the exercise of a warrant obtained in connection with the investor’s exercise of its additional investment right under the securities purchase agreement, dated as of October 31, 2024 (the “2024 AIR Warrant”); (iv) up to 7,671,425 shares of Common Stock issuable upon the exercise of the 2025 Private Placement Warrants; (v) up to 3,168,568 shares of Common Stock issuable pursuant to the conversion of the Preferred Shares; and (vi) up to 3,168,568 shares of Common Stock issuable upon the exercise of a 2025 AIR Warrant. The Convertible Note, the 2024 AIR Warrants, the 2025 Private Placement Warrants, the Preferred Shares and the 2025 AIR Warrants are each subject to a beneficial ownership limitation of 9.99%, which such limitation restricts Five Narrow Lane, L.P. from converting or exercising, as applicable, that portion of the notes, the warrants and the Preferred Shares that would result in Five Narrow Lane, L.P. and its affiliates owning, after conversion or exercise, as applicable, a number of shares of Common Stock in excess of the beneficial ownership limitation.  Each of Arie Rabinowitz and Joseph Hammer may be deemed to have investment discretion and voting power over the shares held by Five Narrow Lane, L.P. Each of Messrs. Rabinowitz and Hammer disclaims any beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address for Five Narrow Lane, L.P. is 510 Madison Avenue, Suite 1400, New York, NY 10022.

(8)

Rainforest Partners LLC beneficially owns: (i) 338,859 shares of Common Stock; (ii) up to 369,253 shares of Common Stock issuable upon the exercise of a 2024 AIR Warrant; (iii) up to 2,112,379 shares of Common Stock issuable upon the exercise of the 2025 Private Placement Warrants; (iv) up to 586,772 shares of Common Stock issuable pursuant to the conversion of the Preferred Shares; and (v) up to 586,772 shares of Common Stock issuable upon the exercise of a 2025 AIR Warrant. The 2024 AIR Warrants, the 2025 Private Placement Warrants, the Preferred Shares and the 2025 AIR Warrants are each subject to a beneficial ownership limitation of 9.99%, which such limitation restricts Rainforest Partners LLC from exercising that portion of the warrants and the Preferred Shares that would result in Rainforest Partners LLC and its affiliates owning, after exercise a number of shares of Common Stock in excess of the beneficial ownership limitation. Based on information available to us, Mark Weinberger is the managing member of Rainforest Partners LLC, and has sole voting and investment power over the securities held by Rainforest Partners LLC. The address for Rain Forest Partners LLC is 850 East 26th Street, Brooklyn, NY 11210.

(9)

The Hewlett Fund LP beneficially owns: (i) 812,106 shares of Common Stock; (ii) up to 61,652 shares of Common Stock issuable upon the exercise of the warrants issued in connection with our private placement in October 2024 (the “2024 Private Placement Warrants”); (iii) up to 275,210 shares of Common Stock issuable upon the exercise of a 2024 AIR Warrant; (iv) up to 3,168,573 shares of Common Stock issuable upon the exercise of the 2025 Private Placement Warrants; (v) up to 586,771 shares of Common Stock issuable pursuant to the conversion of the Preferred Shares; and (vi) up to 586,771 shares of Common Stock issuable upon the exercise of a 2025 AIR Warrant. The 2024 Private Placement Warrants, the 2024 AIR Warrants, the 2025 Private Placement Warrants, the Preferred Shares and the 2025 AIR Warrants are each subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the Hewlett Fund LP from exercising that portion of the warrants and the Preferred Shares that would result in Hewlett Fund LP and its affiliates owning, after exercise a number of shares of Common Stock in excess of the beneficial ownership limitation. Based on information available to the Company, Martin Chopp has voting and investment control over the securities held by The Hewlett Fund LP. Based on information available to the Company. The address for The Hewlett Fund LP is 100 Merrick Road, Suite 400W, Rockville Centre, NY 11570.

STOCKHOLDER PROPOSALS AND NOMINATIONS

The Company’s bylaws contain provisions intended to promote the efficient functioning of stockholder meetings. Some of the provisions require advance notice to the Company of stockholder proposals or director nominations to be considered at an annual meeting. Under the Company’s bylaws, in order to properly bring stockholder proposals or director nominations before an annual meeting, even if the stockholder does not intend to include such proposal in the Company’s proxy materials, the stockholder must deliver written notice of such proposal or nomination to the Secretary not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A notice of a stockholder proposal or director nomination must include the information set forth in the Company’s bylaws. Stockholder proposals and director nominations should be addressed to Corporate Secretary, Nuvve Holding Corp., 2488 Historic Decatur Road, Suite 230, San Diego, California 92106.

In order for stockholders to give timely notice of nominations for directors, other than those nominated by the Company, for inclusion on a universal proxy card in connection with the 2026 annual meeting, notice must be submitted in accordance with our bylaws or in accordance with Rule 14a-19 as promulgated under the Exchange Act or as otherwise permitted by law and include all of the information required by Rule 14a-19 under the Exchange Act. However, if the date of the 2026 annual meeting changes by more than 30 days from the prior year’s annual meeting, Rule 14a-19 requires the notice be provided by the later of 60 calendar days prior to the date of the 2026 annual meeting or the tenth (10th) calendar day following the day on which we first publicly announce the date of the 2026 annual meeting.

OTHER STOCKHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with the Board, any committee chairperson or the non-management directors as a group by writing to the Board or committee chairperson in care of Corporate Secretary, Nuvve Holding Corp., 2488 Historic Decatur Road, Suite 230, San Diego, California 92106. Each communication will be forwarded, depending on the subject matter, to the Board, the appropriate committee chairperson or all non-management directors.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, the Company and its agents that deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the Company’s proxy statement. Upon written or oral request, the Company will deliver a separate copy of this proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that the Company deliver single copies of such documents in the future. Stockholders may notify the Company of their requests by calling or writing the Company at its principal executive offices at Corporate Secretary, Nuvve Holding Corp., 2488 Historic Decatur Road, Suite 230, San Diego, California 92106.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports contain additional information about the Company’s SEC filings are made available electronically to the public at the SEC’s website located at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at https://nuvve.com/. Copies of these documents may also be obtained by writing our Secretary at the address specified above. Copies of these documents may also be obtained by sending a written request to: Corporate Secretary, Nuvve Holding Corp., 2488 Historic Decatur Road, Suite 230, San Diego, California 92106.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. This discretionary authority is granted when you sign the form of proxy.

By Order of the Board of Directors,

/s/ Jon M. Montgomery
Jon M. Montgomery Chairperson of the Board
San Diego, California Dated May 29, 2026

Appendix A

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NUVVE HOLDING CORP.

Nuvve Holding Corp. (the “Corporation”), a corporation existing under and by virtue of General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1.	The name of the Corporation is Nuvve Holding Corp.

2.	The Corporation’s Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware on November 10, 2020, under the name of NB Merger Corp. The Amended and Restated Certificate of Incorporation of the Corporation (as amended, the “Amended and Restated Certificate of Incorporation”) was filed in the office of the Secretary of State of the State of Delaware on March 19, 2021.

3.	The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending the Amended and Restated Certificate of Incorporation as follows:

Article FOURTH, Section C is amended and restated to read in its entirety as follows:

“Upon the filing and effectiveness (the “Effective Time”) pursuant to Delaware General Corporation Law of this amendment to this Certificate of Incorporation, each [_________(_)] shares of Common Stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive such additional fraction of a share of Common Stock as is necessary to increase the fractional shares to a full share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above. No changes are being made to the number of authorized shares.”

4.	Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.

 A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer, as of the ______ day of __________, 2026.

NUVVE HOLDING CORP.

Name:	Gregory Poilasne
Title:	Chief Executive Officer

 A-2

Appendix B

Nuvve Holding Corp.

FORM OF

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

Series B CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

Delaware GENERAL CORPORATION LAW

The undersigned, Gregory Poilasne and David Robson, do hereby certify that:

1. They are the Chief Executive Officer and Secretary, respectively, of Nuvve Holding Corp., a Delaware corporation (the “Corporation”).

2. The Corporation is authorized to issue 1,000,000 shares of preferred stock, 35,000 of which have been issued.

3. The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):

WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of 1,000,000 shares, $0.0001 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a new series of the preferred stock, which shall consist of, except as otherwise set forth in the Cooperation Agreement, up to 150,000 shares of Series B Convertible Preferred Stock, par value $0.0001 per share, which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Cooperation Agreement. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Price” shall have the meaning set forth in Section 6(d).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Holder” shall have the meaning given such term in Section 2.

“Junior Securities” means the Common Stock and all other Common Stock Equivalents of the Corporation other than those securities which are explicitly senior or pari passu to the Series B Preferred Stock in dividend rights or liquidation preference.

“Liquidation” shall have the meaning set forth in Section 5.

“Original Issue Date” means the date of the first issuance of any shares of the Series B Preferred Stock regardless of the number of transfers of any particular shares of Series B Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series B Preferred Stock.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Cooperation Agreement” means the Cooperation Agreement, dated as of March 6, 2026, among the Corporation, Oelion AB, a company organized under the laws of Sweden (“Swedish SPV”), OMNIA Group Holdings AG, a company organized under the laws of Switzerland (“Omnia”), as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” shall mean the Series A Convertible Preferred Stock of the Corporation, par value $0.0001 per share.

“Series B Preferred Stock” shall have the meaning set forth in Section 2.

“Stated Value” shall have the meaning set forth in Section 2, as the same may be increased pursuant to Section 3.

“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the shareholders of the Corporation with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on the date of the Cooperation Agreement.

“Subscription Amount” shall mean, as to each Holder, the aggregate amount to be paid for the Series B Preferred Stock purchased pursuant to the Cooperation Agreement as specified below such Holder’s name on the signature page of the Cooperation Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Corporation as set forth on Schedule 3.1(a) of the Cooperation Agreement and shall, where applicable, also include any direct or indirect subsidiary of the Corporation formed or acquired after the date of the Cooperation Agreement.

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the Pink Open Market operated by OTC Markets Group, Inc. (“Pink Market”), the OTCQB Venture Market (“OTCQB”) or the OTCQX Best Market (“OTCQX”), or any successors to any of the foregoing.

“Transaction Documents” means this Certificate of Designation, the Cooperation Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated pursuant to the Cooperation Agreement.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Series B Preferred Stock and issued and issuable in lieu of the cash payment of dividends on the Series B Preferred Stock in accordance with the terms of this Certificate of Designation.

Section 2. Designation, Amount and Par Value; Ranking. The series of preferred stock shall be designated as the Corporation’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and the number of shares so designated shall be 150,000 (which shall not be subject to increase without the written consent of the holders of a majority of the then outstanding shares of the Series B Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Series B Preferred Stock shall have a par value of $0.0001 per share and a stated value equal to $1,000 (the “Stated Value”).

Section 3. With respect to payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation, whether voluntary or involuntary, all Shares of the Series B Preferred Stock shall rank (i) senior to all Junior Securities; (ii) junior to the Series A Preferred Stock; (iii) on parity with any other class or series of preferred stock of the Corporation hereafter created specifically ranking, by its terms, on parity with the Series B Preferred Stock (the “Parity Securities”); and (iv) junior to any other class or series of preferred stock or other capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series B Preferred Stock (together with the Series A Preferred Stock, the “Senior Securities”).

Section 4. Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Series B Preferred Stock shall have no voting rights.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under this Certificate of Designation, for each share of Series B Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Section 6. Conversion.

a) Conversions at Option of Holder. Subject to the provisions of this Section 6, at any time and from time to time on or after the date of issuance, any holder of Series B Preferred Stock shall have the right by written election to the Corporation to convert all or any portion of the outstanding shares of Series B Preferred Stock held by such holder along with the aggregate accrued or accumulated and unpaid dividends thereon into an aggregate number of shares of Common Stock as is determined by (i) multiplying the number of shares of Series B Preferred Stock to be converted by the Stated Value thereof, and then (ii) dividing the result by the Conversion Price in effect immediately prior to such conversion.

b) Procedures for Automatic Conversion. In order to effectuate a conversion of shares of Series B Preferred Stock pursuant to Section 6.1(a), a holder shall (a) submit a written election to the Corporation that such holder elects to convert shares, the number of shares elected to be converted and (b) surrender, along with such written election, to the Corporation the certificate or certificates representing the Shares being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or, in the event the certificate or certificates are lost, stolen, or missing, accompanied by an affidavit of loss executed by the holder. The conversion of such shares hereunder shall be deemed effective as of the date of surrender of such Series B Preferred Stock certificate or certificates or delivery of such affidavit of loss. Upon the receipt by the Corporation of a written election and the surrender of such certificate(s) and accompanying materials, the Corporation shall as promptly as practicable (but in any event within ten (10) days thereafter) deliver to the relevant holder (a) a certificate in such holder’s name (or the name of such holder’s designee as stated in the written election) for the number of shares of Common Stock (including any fractional share) to which such holder shall be entitled upon conversion of the applicable shares as calculated pursuant to Section 6.1(a) and, if applicable (b) a certificate in such Holder’s (or the name of such Holder’s designee as stated in the written election) for the number of Shares of Series B Preferred Stock (including any fractional share) represented by the certificate or certificates delivered to the Corporation for conversion but otherwise not elected to be converted pursuant to the written election. All shares of capital stock issued hereunder by the Corporation shall be duly and validly issued, fully paid, and nonassessable, free and clear of all taxes, liens, charges, and encumbrances with respect to the issuance thereof.

c) Effect of Conversion. All Shares of Series B Preferred Stock converted as provided in this Section 6 shall no longer be deemed outstanding as of the effective time of the applicable conversion and all rights with respect to such Shares shall immediately cease and terminate as of such time, other than the right of the holder to receive shares of Common Stock in exchange therefor.

d) Conversion Price. The conversion price for the Series B Preferred Stock shall equal $1.25, subject to adjustment herein (the “Conversion Price”).

e) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series B Preferred Stock and payment of dividends on the Series B Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Series B Preferred Stock).

f) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series B Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share. Notwithstanding anything to the contrary contained herein, but consistent with the provisions of this subsection with respect to fractional Conversion Shares, nothing shall prevent any Holder from converting fractional shares of Series B Preferred Stock.

g) Issuance Limitations. Notwithstanding anything herein to the contrary, if the Corporation has not obtained Shareholder Approval, then the Corporation may not issue, upon conversion of the Series B Preferred Stock, a number of shares of Common Stock which would exceed 19.99% of the number of shares of Common Stock outstanding on the date of the Cooperation Agreement (subject to adjustment for forward and reverse stock splits, recapitalizations and the like) (such number of shares, the “Issuable Maximum”). Each Holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) the original Stated Value of such Holder’s Series B Preferred Stock by (y) the aggregate Stated Value of all Series B Preferred Stock issued on the Original Issue Date to all Holders. In addition, each Holder may allocate its pro-rata portion of the Issuable Maximum among Series B Preferred Stock held by it in its sole discretion. Such portion shall be adjusted upward ratably in the event a Holder no longer holds any Series B Preferred Stock and the amount of shares issued to such Holder pursuant to such Holder’s Series B Preferred Stock was less than such Holder’s pro-rata share of the Issuable Maximum.

Section 7. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Series B Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Series B Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

c) Notice to the Holders. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder by email a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Section 8. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by e-mail attachment, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at 2488 Historic Decatur Road, Suite 230, San Diego, California 92106, Attention: David Robson, e-mail address: drobson@nuvve.com, or such other e-mail address or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 8. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by e-mail attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Corporation, or if no such e-mail address or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Cooperation Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via e-mail attachment at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via e-mail attachment at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Lost or Mutilated Preferred Stock Certificate. If a Holder’s Series B Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

c) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

d) Amendments. This Certificate of Designations or any provision thereof may be amended by obtaining the written consent of the majority of the Holders of the Series B Preferred Stock issued and outstanding on such date.

*********************

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this [   ] day of [   ], 2026.

Name:	Gregory Poilasne	Name:	David Robson
Title:	Chief Executive Officer	Title:	Secretary

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: DETACH AND RETURN THIS PORTION ONLY V 817 81 - Z9 1 687 KE E P TH IS PO RT ION F OR Y OUR R ECO R DS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Against Abstain NUVVE HOLDING CORP. 2488 HISTORIC DECATUR RD, STE 230 SAN DIEGO, CA 92106 The Board of Directors recommends you vote FOR the following proposals: NUVVE HOLDING CORP. 1 . To approve an amendment to the Company’s Certificate of Incorporation, and authorize the Company’s Board of Directors, to effect a reverse stock split of the Company’s issued and outstanding Common Stock, within a range from 1 - for - 2 to 1 - for - 40 , with the exact ratio of the reverse stock split to be determined by the Board of Directors ; To approve, pursuant to Nasdaq Listing Rule 5635 , the issuance of 19 . 99 % or more of the Company’s outstanding shares of Common Stock in connection with the Omnia Venture Agreements, including the shares issuable upon conversion of shares of Series B Preferred Stock . 3 . To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies . 2. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders or any postponements or adjournments thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. SCAN TO VIEW MATERIALS & VOTE ڀ VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11 : 59 p . m . Eastern Time the day before the cut - off date or meeting date . Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form . During The Meeting - Go to www.virtualshareholdermeeting.com/NVVE2025SM4 You may attend the meeting via the Internet and vote during the meeting . Have the information that is printed in the box marked by the arrow available and follow the instructions . VOTE BY PHONE - 1 - 800 - 690 - 6903 Use any touch - tone telephone to transmit your voting instructions up until 11 : 59 p . m . Eastern Time the day before the cut - off date or meeting date . Have your proxy card in hand when you call and then follow the instructions . VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage - paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 .

81782 - Z91687 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com . Continued and to be signed on reverse side NUVVE HOLDING CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS June 9, 2026, 1:00 p.m. ET The stockholder(s) hereby appoint(s) Gregory Poilasne and David Robson, or either of them, as proxies, with full power of substitution, to represent and vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Nuvve Holding Corp . held of record by the undersigned on April 17 , 2026 , at the Special Meeting of Stockholders to be held virtually by visiting www . virtualshareholdermeeting . com/NVVE 2025 SM 4 , on June 2 , 2026 , and any postponements or adjournments thereof . THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S) . IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 , 2 AND 3 , AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF .